As filed with the Securities and Exchange Commission on August 21, 2006
                                          Registration Statement No. 333- 131889

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                        Post-Effective Amendment No. 1 to
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                     SYNTHETIC FIXED-INCOME SECURITIES, INC.

             (Exact name of registrant as specified in its charter)

Delaware                                                          52-2316339
(State of incorporation)                                      (I.R.S. Employer
                                                             Identification No.)
                               One Wachovia Center
                          301 S. College St. 30th Floor
                         Charlotte, North Carolina 28288
                                 (704) 374-6611

               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                                   ----------

                              James F. Powers, Esq.
                                 Wachovia Center
                               301 S. College St.
                         Charlotte, North Carolina 28288
                                 (704) 374-6611

                (Name, address, including zip code, and telephone
                 number, including area code, of agent for service)

                                   ----------

                                  With copy to:

              Siegfried Knopf, Esq.          Stuart N. Goldstein, Esq.
                Sidley Austin LLP       Cadwalader, Wickersham & Taft LLP
               787 Seventh Avenue           One World Financial Center
            New York, New York 10019         New York, New York 10281
                 (212) 839-5334                  (704) 348-5258

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                Explanatory Note

      This post-effective amendment number 1 is being filed solely to add as an exhibit to this Registration Statement, the legality and tax opinions of Cadwalader, Wickersham & Taft LLP.

                         CALCULATION OF REGISTRATION FEE
========================================================================================
                                            Proposed         Proposed
        Title of              Amount         Maximum          Maximum       Amount of
    Securities to be          to be      Aggregate Price     Aggregate     Registration
       Registered         Registered(1)     Per Unit*     Offering Price*      Fee
----------------------------------------------------------------------------------------
Trust Certificates.....   $1,000,500,000      100%        $1,000,500,000  $126,743.65(1)
========================================================================================

      (1) $107.00 of the registration fee was previously paid in connection with the initial filing of this registration statement. In accordance with Rule 457(p) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the amount of securities eligible to

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be sold under the registrant's prior registration statement on Form S-3
(Registration No. 333-111858) initially filed on January 12, 2004 is $999,500,000.00 and such amount shall be carried forward to this registration statement. A registration fee in the amount of $126,636.65 was paid at the time of registration of these unsold securities.

*      Estimated for the purpose of calculating the registration fee.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

      The following table sets forth the estimated expenses to be incurred in connection with the offering of the Trust Certificates, other than underwriting discounts and commissions:

        SEC Registration Fee...................................   $    2,675.00
        Trustee's Fees and Expenses............................       12,000.00
        Printing and Engraving.................................       30,000.00
        Legal Fees and Expenses................................       50,000.00
        Blue Sky Fees..........................................        2,500.00
        Accounting Fees and Expenses...........................       20,000.00
        Rating Agency Fees.....................................       50,000.00
        Miscellaneous..........................................       10,000.00
                                                                  --------------
        Total..................................................     $177,175.00
                                                                  ==============
-----------------------
* All amounts are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of a series of Trust Certificates in an aggregate principal amount assumed for these purposes to be equal to $25,000,000 of the Trust Certificates registered hereby.

Item 15.    Indemnification of Directors and Officers.

      Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.    Exhibits.

      (a)   Financial Statements:

            None.

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

      (b)   Exhibits:

      1.1    Form of Underwriting Agreement.*
      3.1    Restated Certificate of Incorporation of the Registrant.*
      3.2    By-laws of the Registrant.*
      4.1    Form of Trust Agreement.*
      4.2    Form of Series Supplement to Trust Agreement.*
      5.1    Opinion of Sidley Austin LLP as to legality of the securities.**
      5.2 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the securities.***
      8.1    Opinion of Sidley Austin LLP as to certain tax matters.**
      8.2 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included as part of Exhibit 5.2).***
      23.1 Consent of Sidley Austin LLP (included in Exhibits 5.1 and 8.1 hereto).**
      23.2   Consent of Cadwalader, Wickersham & Taft LLP (included in
             Exhibits 5.2 hereto).***
      24.1   Powers of Attorney. **

--------------------
*     Incorporated by reference from Registration Statement No. 333-70808.
**    Previously filed.
***   Filed herewith.

Item 17.    Undertakings.

A. Undertaking pursuant to Rule 415 offering.

      The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1) (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the

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

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

provided, further, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Undertaking in respect of incorporation of subsequent Exchange Act documents by reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.    Undertaking in respect of information provided through the Internet.

      The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of

Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to
Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this registration statement relates and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 21st day of August, 2006.

                                    SYNTHETIC FIXED-INCOME SECURITIES, INC.

                                    By:  /s/ Brian Zwerner
                                         ----------------------------------
                                         Name:
                                         Title:

      Pursuant to the requirements of the Securities Act of 1933, post-effective amendment number 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                        Title                      Date
        ---------                        -----                      ----

            *
      -------------       President (Principal Executive
      Brian Zwerner       Officer) and Director                August 21, 2006

            *
      -------------       Senior Vice President (Principal
      David Pitelka       Financial and Accounting Officer)    August 21, 2006

            *
     --------------
     Curtis Arledge       Director
                                                               August 21, 2006
            *
   ----------------       Director
   Orlando Figueroa                                            August 21, 2006

*By:  /s/ Brian Zwerner
      -----------------------------
      Attorney-in-fact